UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 5, 2004

ELECTRONICS FOR IMAGING, INC
(Exact name of registrant as specified in its charter)

Delaware	0-18805	94-3086355
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

303 Velocity Way, Foster City, CA 94404
(Address of Principal Executive Offices)
(Zip Code)

Registrant’s telephone number, including area code: (650) 357-3500

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits

     (c) Exhibits

The following exhibits are filed herewith:

Exhibit

99.1	Text of Press Release, dated January 27, 2004, titled “EFI to Acquire ADS Communications, Inc. to Expand Service Automation Solutions for the Office Equipment Industry”

Item 5. Other Events and Regulation FD Disclosure

On February 5, 2004, EFI issued a press release regarding the acquisition of ADS Communications, Inc. EFI announced in the press release that the acquisition would not have a significant impact on the company’s recently released revenue outlook or overall 2004 financial results. The press release is filed as an exhibit to this current report and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Electronics for Imaging, Inc.

Date: February 6, 2004	By:	/s/ Joseph Cutts Joseph Cutts Chief Financial Officer

EXHIBIT INDEX

99.1	Text of Press Release, dated October 22, 2003, titled “EFI to Acquire ADS Communications, Inc. to Expand Service Automation Solutions for the Office Equipment Industry”